Exhibit 10.6


                              Employment Agreement



AGREEMENT dated 26th day of October 1999, between CathayOnline Inc. of Nevada ("CathayOnline" or "Employer"), and Mr. Brian W. Ransom, a Canadian citizen ("Mr. RANSOM" or the "Executive").

WHEREAS:

I. Employer desires to retain the services of Mr. RANSOM as the Chief Executive Officer and President of the company on terms and conditions provided in this Agreement;

II. Mr. RANSOM desires to render such services to the Employer on the terms and conditions provided in this Agreement;

III. TorchMail.com, Inc. is a wholly owned subsidiary of CathayOnline Inc..

THEREFORE it is agreed as follows:

1. Employment and Duties. During the Term (as defined hereinafter) of this Agreement, Mr. RANSOM agrees to serve as Chief Executive Officer and President of CathayOnline, performing such duties and services during the Term and such other duties and servies as the Board of Directors of CathayOnline (the "Board") may reasonably request. Mr. RANSOM hereby accepts such engagement, all upon and subject to the terms and conditions hereinafter set forth.

         During the Term, Mr. RANSOM shall devote reasonable attention, time during normal business hours (exclusive of normal holidays, vacations and periods of sickness or disability) and energy to providing the services requested by CathayOnline pursuant to this Section 1 hereof. During the Term it shall not be a violation of this Agreement for Mr. RANSOM to service on corporate, civic or charitable boards, committees and manage personal investments, so long as such activities do not significantly interfere with the performance of Mr. RANSOM's responsibilities as an employee of CathayOnline in accordance with this Agreement.

2. Term. Subject to earlier termination as provided hereinafter, and also subject to 3.b) below, the term of Mr. RANSOM's employmentthis Agreement shall begin on the 26th day of October, 1999 and shall be on a 2 (two) year renewable basis as agreed by both parties.

3. Compensation. In exchange for the services that Mr. RANSOM provides to CathayOnline and its subsidiaries, Mr. RANSOM shall be remunerated in the following manner:

         a) Annual compensation equal to US$60,000 paid monthly in equal installments, to be retroactive from the 1st of July;

         b) To, upon the resale of 35,000 Seats, a Seat being defined as an individual web based professional messaging email account as provided by USA.NET, and up to the resale of 99,999 Seats by TorchMail.com, Inc. ("TorchMail"), CathayOnline and TorchMail shall pay to Mr. RANSOM US$0.01 per Seat per month for each and every Seat. Upon the resale of 100,000 Seats and up to the resale of 199,999 Seats by TorchMail, CathayOnline and TorchMail shall pay to Mr. RANSOM US$0.03 per Seat per month for each and every Seat. Upon the resale of 200,000 Seats and up to the resale of 299,999 Seats by TorchMail, CathayOnline and TorchMail shall pay to Mr. RANSOM $0.05 per Seat per month for each and every Seat. Upon the resale of 300,000 Seats and up to the resale of 399,999 Seats by TorchMail, CathayOnline and TorchMail shall pay to Mr. RANSOM $0.07 per Seat per month for each and every Seat. Upon the resale of 400,000 or more Seats by TorchMail, CathayOnline and TorchMail shall pay to Mr. RANSOM $0.10 per Seat per month for each and every Seat. Such payments by CathayOnline and TorchMail shall be made to Mr. RANSOM no later than the 10th day after the month end. Such benefits will continue beyond the Term of Mr. RANSOM's employment with CathayOnline and shall continue to be paid to Mr. RANSOM or per the direction of Mr. RANSOM.

         c) Issue issue to the Employee a warrant (s), in such names and denominations as Employees reasonably shall request, the form of which is attached hereto as Exhibit A ("Warrant"), to purchase up to an aggregate of 15,000,000 shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share ("Common Stock").

i) Provisions Governing the Warrant and the Warrant Shares. The following provisions shall govern the Warrant and the Warrant Shares:

         (a) Neither the Warrant nor the Warrant Shares have been registered under the Act, or registered or qualified under any state securities laws and that such Warrant and Warrant Shares are and will be restricted securities as such term is defined under the Act and that the Warrant and the Warrant Shares are being and will have been issued in a transaction exempt from the registration requirements of the Act and the registration or qualification requirements of applicable state securities laws. The Warrant and the Warrant Shares are being and will have been acquired by the Employee for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred unless such Warrant and Warrant Shares are subsequently registered under the Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of the Employee's counsel prior to authorizing the registration of any transfer of the Warrant or the Warrant Shares in reliance on an exemption from registration or qualification to the effect that such transfer is exempt from such registration or qualification. Certificates evidencing the Warrant and the Warrant Shares, if and when issued (and if such Warrant Shares have not been registered at the time of issuance), shall bear a Securities and Exchange Commission ("SEC") restrictive legend and any such other legends as required by applicable federal and state laws and the transfer agent for the Company's class of Common Stock shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Warrant Shares.

         (b) The Company has agreed to register the Warrant Shares as provided in the Warrant and the Employee agrees to abide by all terms of the Warrant with respect to the resale of the Warrant Shares after registration thereof under the Act.

         (c) The Employee and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws.

         (d) The Company covenants and agrees that the Warrant shall, upon issuance, in accordance with the terms hereof, be legally and validly issued and outstanding and fully-paid and non-assessable securities of the Company.

d) To receive other such bonuses and compensation as the Board may so dictate.

4. Disclosure of information. Mr. RANSOM acknowledges that the list of CathayOnline's customers, as CathayOnline may determine from time to time, is a valuable, special, and unique asset of CathayOnline's business. Mr. RANSOM shall not, during and after the term of his employment, disclose all or any part of CathayOnline's customer list to any person, firm, corporation, association, or other entity unless so required by law.

5. Expenses. Mr. RANSOM may incur reasonable budgeted expenses for promoting CathayOnline's business, including expenses for entertainment, travel, telephone, and similar items, including business class air travel and first class hotel accommodations. CathayOnline will reimburse Mr. RANSOM for all such expenses upon Mr. RANSOM 's periodic presentation of an itemized account of such expenditures. Mr. RANSOM shall participate in the budgeting process and CathayOnline shall have final discretion as to the reasonableness of expenses incurred.

6. Termination without cause. CathayOnline may, without cause, terminate this Agreement at any time by giving 60 days' written notice to Mr. RANSOM . In that event, Mr. RANSOM, if requested by CathayOnline, shall continue to render his services, and shall be paid his regular compensation up to the date of termination. Mr. RANSOM may, without cause, terminate this Agreement by giving 60 days' written notice to CathayOnline. In such event, Mr. RANSOM shall continue to render his services and shall be paid his regular compensation up to the date of termination. This clause 7 is subject to clause 3 (b).

7. Death during employment. If Mr. RANSOM dies during the term of employment, CathayOnline shall pay to Mr. RANSOM 's estate the compensation that would otherwise be payable to Mr. RANSOM up to the end of the month in which his death occurs. This clause 7 is subject to clause 3 (b).

8. Disability. In the event of disability of the Executive, the Company will continue to pay the Executive, the Company will continue to pay the Executive the period of his disability; provided, however, that if the disability continues for a period of three (3) months, the Company may terminate this Agreement. Following such termination, the company will continue to pay the Base Salary for a period of six (6) months, but shall not be obligated to pay any other compensation, except for earned but unpaid Annual Incentive Compensation awards and any accrued amounts under all compensation of employee benefit plans which shall be payable on a pro-rated basis for the year in which the disability occurs, through the date of termination in accordance with the applicable provisions of any then existing plan, practice, policy or program established by the Company for employees. "Disability" shall be defined as any illness of injury which prevents Executive from performing the essential functions of his employment with reasonable accommodation. The Company shall be responsible for determining the essential functions of Executive's employment consistent with the terms of this Agreement. In the event the Company determines that Executive cannot safely perform one or more essential functions of employment, Executive may request an accommodation that would allow Executive to safely perform the essential functions of Executive's employment despite the disability. The Company shall determine whether or not the accommodation requested is reasonable and whether an alternative reasonable accommodation could be made that would allow Executive to safely perform the essential functions of employment. In the event the Company cannot reasonably accommodate Executive's disability so Executive can safely perform the essential functions of employment, Executive's employment and Corporation's obligations under this Agreement will terminate pursuant to the terms of this provision. The meaning of the terms "essential functions: and "reasonable accommodation" shall be defined in 29 CFR Part 1630 and related regulations, if any. During the period the Executive is physically and mentally able to do son, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the company to undertake assignments consistent with his prior position with the company and his physical and mental health. This clause 8 is subject to clause 3 (b).

9. Code Section 280G. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement of otherwise, but determined without regard to any additional payments required under this Section 9 (a "Payment") would be subject to the exercise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (ii) Subject to the provisions of Section 9 (iii), all determinations required to be made under this Section 9, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment is required and the amount of such Gross-Up payment and the assumptions to be utilized in arriving at such determination, shall be made, at the Executive's sole discretion, by the Company's independent auditor's of such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the company to the Executive within five(5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 6(e) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. the Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (A) give the Company any information reasonably requested by the Company relating to such claim,

                  (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (C) cooperate with the Company in good faith in order effectively to contest such claim and

                  (D) permit the Company to participate in any proceedings relating to such claim;

       provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forge any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts ad the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis from any Excise Tax or income tax (including interest of penalties with respect thereto) imposed with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt of the Executive of an amount advance by the Company pursuant to Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the company's complying with the requirements of
                           Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The governing law shall be the laws of the United States, state of Nevada, and said Agreement shall be construed and governed in accord with such laws. The Arbitration shall take place in the state of Nevada, U.S.A. and the Arbitration shall be conducted in English.

11. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to Mr. RANSOM 's residence or to CathayOnline's principal office, as the case may be.

12. Waiver of breach. CathayOnline's waiver of a breach of any provision of this Agreement by Mr. RANSOM shall not operate or be construed as a waiver of any subsequent breach by Mr. RANSOM. No waiver shall be valid unless in writing and signed by an authorized officer of CathayOnline. Mr. RANSOM's waiver of a breach of any provision of this Agreement by CathayOnline shall not operate or be construed as a waiver of any subsequent breach by CathayOnline. No waiver shall be valid unless in writing and signed by Mr.
         RANSOM.

13. Assignment. CathayOnline's rights and obligations, including those obligations of CathayOnline's subsidiary TorchMail.com, Inc., under this Agreement shall inure to the benefit of, and shall be binding upon, CathayOnline's successors and assigns. Mr. RANSOM may, if such direction is made to CathayOnline in writing, assign, transfer and/or sell any benefits that he is entitled to receive to any entity or person that he may so choose at any time or from time to time.

14. Entire agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

15. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

16.      Counterparts.   This   Agreement   may  be  executed  in  two  or  more
         counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF the parties have executed this Agreement effective the date first above written.


CathayOnline Inc.                                   Mr. Brian W. Ransom


--------------------------                          ---------------------------
Duly Authorized Representative


TorchMail.com, Inc.



---------------------------
Duly Authorized Representative